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                             American Century Funds





                                CREDIT AGREEMENT


                          Dated as of December 18, 1998





                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent




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
                                TABLE OF CONTENTS

                                                                                                                Page


Section 1. Definitions and Accounting Matters.....................................................................1

         Section 1.1  Certain Defined Terms.......................................................................1
         Section 1.2  Accounting Terms and Determinations.........................................................7

Section 2. Commitments, Loans, Notes and Prepayments..............................................................7

         Section 2.1  Loans.......................................................................................7
         Section 2.2  Procedure for Borrowings....................................................................7
         Section 2.3  Changes of Commitments......................................................................7
         Section 2.4  Commitment Fee..............................................................................8
         Section 2.5  Lending Offices.............................................................................8
         Section 2.6  Several Obligations; Remedies Independent...................................................8
         Section 2.7  Notes.......................................................................................8
         Section 2.8  Optional Prepayments........................................................................9
         Section 2.9  Mandatory Prepayments.......................................................................9
         Section 2.10 Extension of Commitment Termination Date....................................................9
         Section 2.11 Designation of Additional Borrower; Amendments to Schedule I...............................10
         Section 2.12 Swing Line Commitment......................................................................11
         Section 2.13 Procedure for Swing Line Borrowing.........................................................11
         Section 2.14 Refunding of Swing Line Loans..............................................................12

Section 3. Payments of Principal and Interest....................................................................13

         Section 3.1  Repayment of Loans.........................................................................13
         Section 3.2  Interest...................................................................................13

Section 4. Payments; Pro Rata Treatment; Computations; Etc.......................................................14

         Section 4.1  Payments...................................................................................14
         Section 4.2  Pro Rata Treatment.........................................................................14
         Section 4.3  Computations...............................................................................15
         Section 4.4  Minimum Amounts............................................................................15
         Section 4.5  Certain Notices............................................................................15
         Section 4.6  Non-Receipt of Funds by the Administrative Agent...........................................16
         Section 4.7  Sharing of Payments, Etc...................................................................17
         Section 4.8  Requirements of Law........................................................................18

Section 5. U.S. Taxes............................................................................................18


Section 6. Conditions Precedent..................................................................................20

         Section 6.1  Initial Loan...............................................................................20
         Section 6.2  Initial and Subsequent Loans...............................................................21

Section 7. Representations and Warranties........................................................................22

         Section 7.1  Corporate Existence; Compliance with Law...................................................22
         Section 7.2  Investment Company.........................................................................22
         Section 7.3  Permission to Borrow.......................................................................23
         Section 7.4  Financial Condition........................................................................23
         Section 7.5  Litigation.................................................................................23
         Section 7.6  No Default.................................................................................23
         Section 7.7  No Breach..................................................................................23
         Section 7.8  Action.....................................................................................23
         Section 7.9  Approvals..................................................................................24
         Section 7.10 Use of Credit..............................................................................24
         Section 7.11 ERISA......................................................................................24
         Section 7.12 Taxes......................................................................................24
         Section 7.13 True and Complete Disclosure...............................................................24
         Section 7.14 Accuracy of Information....................................................................24
         Section 7.15 Indebtedness...............................................................................25
         Section 7.16 Property and Liens.........................................................................25
         Section 7.17 Blue Sky Registrations.....................................................................25
         Section 7.18 Federal Regulations........................................................................25
         Section 7.19 Apportionment Among Funds..................................................................25
         Section 7.20 No Material Adverse Change.................................................................25
         Section 7.21 Year 2000..................................................................................25

Section 8. Covenants of the Funds................................................................................25

         Section 8.1  Financial Statements.......................................................................26
         Section 8.2  Certificates; Other Information............................................................26
         Section 8.3  Notices....................................................................................27
         Section 8.4  Existence, Etc.............................................................................28
         Section 8.5  Use of Proceeds............................................................................29
         Section 8.6  Insurance..................................................................................29
         Section 8.7  Prohibition of Fundamental Changes.........................................................29
         Section 8.8  Limitations on Liens.......................................................................30
         Section 8.9  Indebtedness...............................................................................30
         Section 8.10 Dividend Payments..........................................................................31
         Section 8.11 Asset Coverage; Borrowing Limits...........................................................31
         Section 8.12 Lines of Business..........................................................................31
         Section 8.13 Modifications of Certain Documents.........................................................31

Section 9. Events of Default.....................................................................................31


Section 10. The Administrative Agent.............................................................................34

         Section 10.1 Appointment, Powers and Immunities.........................................................34
         Section 10.2 Reliance by Administrative Agent...........................................................35
         Section 10.3 Defaults...................................................................................35
         Section 10.4 Rights as a Bank...........................................................................35
         Section 10.5 Indemnification............................................................................36
         Section 10.6 Non-Reliance on Administrative Agents and Other Banks......................................36
         Section 10.7 Failure to Act.............................................................................36
         Section 10.8 Resignation or Removal of Administrative Agent.............................................36

Section 11. Miscellaneous........................................................................................37

         Section 11.1 Waiver.....................................................................................37
         Section 11.2 Notices....................................................................................37
         Section 11.3 Expenses, Etc..............................................................................37
         Section 11.4 Amendments, Etc............................................................................38
         Section 11.5 Successors and Assigns.....................................................................39
         Section 11.6 Assignments and Participations.............................................................39
         Section 11.7 Survival...................................................................................40
         Section 11.8 Caption....................................................................................41
         Section 11.9 Counterparts...............................................................................41
         Section 11.10 Governing Law; Submission to Jurisdiction.................................................41
         Section 11.11 Waiver of Jury Trial......................................................................41
         Section 11.12 Treatment of Certain Information; Confidentiality.........................................41
         Section 11.13 Limited Recourse..........................................................................42


SCHEDULE I                          -   Borrowers & Allocations

SCHEDULE II                         -   Commitments

SCHEDULE III                        -   Custody Agreements

SCHEDULE IV                         -   Distribution Agreements

SCHEDULE V                          -   Investment Management Agreements

SCHEDULE VI                         -   Shareholder Services Agreements

SCHEDULE VII                        -   Specified Existing Affiliates



EXHIBIT 2.7(a)                      -   Form of Note

EXHIBIT 2.11(a)                     -   Form of Designation of New Borrowers

EXHIBIT 6.1(b)                      -   Form of Opinion

EXHIBIT 11.6(b)                     -   Form of Assignment and Acceptance

EXHIBIT 11.12(b)                    -   Form of Confidentiality Agreement



         CREDIT AGREEMENT, dated as of December 18, 1998 (this "Agreement") among (i) each fund signatory hereto (each a "Fund" and, collectively, the "Funds") on behalf of itself or on behalf of the series or portfolios of a Fund, which series and portfolios are listed on Schedule I beside the name of the Fund of which each series or portfolio is a series or portfolio (each such Fund acting on behalf of itself and each such series or portfolio, a "Borrower" and, collectively, the "Borrowers"); (ii) each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto and each other lender that becomes a "Bank" after the date hereof pursuant to
Section 11.6(b) hereof (individually a "Bank" and, collectively, the "Banks"); and (iii) THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

         WHEREAS, each Fund is an open-end registered investment company under the Investment Company Act of 1940 for which the Investment Adviser (as defined below) acts as an investment manager;

         WHEREAS, each Borrower has requested the Banks to make Loans (as defined below) severally and not jointly to each Borrower and to make available to it a credit facility for the purposes and on the terms and conditions set forth herein;

         WHEREAS, each Bank acknowledges that each Borrower shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and that, notwithstanding anything to the contrary herein, each Borrower's obligations hereunder are several and not joint;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.        Definitions and Accounting Matters.

                  Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended.

                  "Applicable Lending Office" shall mean, for each Bank, the "Lending Office" of such Bank (or of an affiliate of such Bank) on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans are to be made and maintained.

                  "Applicable Margin" shall mean 0.40% per annum.

                  "Asset Coverage" shall mean, with respect to any Borrower, the ratio that the value of the Total Assets of such Borrower bears to the aggregate amount of Indebtedness of such Borrower.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Chase" shall mean The Chase Manhattan Bank, together with its successors.

                  "Closing Date" shall mean the first date upon which each of the conditions precedent set forth in Section 6.1 hereof are satisfied.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the United States government administering the Investment Company Act.

                  "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on Schedule II or, in the case of a Person that becomes a Bank pursuant to an assignment permitted under Section 11.6(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.3 hereof).

                  "Commitment Termination Date" shall mean the date which is 364 days following the date hereof or such earlier date on which the Commitments shall terminate as provided herein, subject to extension as provided in Section
2.10 hereof.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Custody Agreement" shall mean, as to any Fund or each Borrower, as applicable, the Custody Agreement(s) set forth in Schedule III.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Distribution Agreement" shall mean, as to any Fund or each Borrower, as applicable, the Distribution Agreements set forth on Schedule IV hereto.

                  "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of a Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower), but excluding dividends payable solely in shares of such Borrower.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Eligible Lender" shall mean an entity that is a "bank" (as defined in the Investment Company Act) but not an "affiliated person" or a "principal underwriter" (each as defined in the Investment Company Act) of any Borrower or any "affiliated person" of any such Person, including, without limitation, the Investment Adviser.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Fund is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Fund is a member.

                  "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                  "Financial Contracts" shall mean option contracts,  options on futures contracts, futures contracts, forward foreign currency exchange contracts, options on foreign currencies, repurchase agreements, reverse repurchase agreements, securities lending agreements, when-issued securities, interest rate swap, cap, or collar agreements or similar arrangements between a Fund for account of any Borrower and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies, and other similar arrangements entered into by a Fund for account of any Borrower in the ordinary course of its business in accordance with the investment objectives, policies, restrictions and limitations of such Borrower then in effect.

                  "Fund Affiliate" shall mean an "affiliated person" of a Fund as that term is used in the Investment Company Act. Notwithstanding the foregoing, (a) no individual shall be a Fund Affiliate solely by reason of his or her being a director, officer or employee of the Fund and (b) neither the Administrative Agent nor any Bank shall be a Fund Affiliate.

                  "GAAP" shall mean generally accepted accounting principles, as in effect from time to time.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                  "Guarantee"  shall  mean  a  guarantee,   an  endorsement,   a
contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                  "Investment Adviser" shall mean American Century Investment Management, Inc.

                  "Investment Adviser Affiliate" shall mean an "affiliated person" of the Investment Adviser as that term is used in the Investment Company Act. Notwithstanding the foregoing, (a) no individual shall be an Investment Adviser Affiliate solely by reason of his or her being a director, officer or employee of the Investment Adviser and (b) neither the Administrative Agent nor any Bank shall be an Investment Adviser Affiliate.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

                  "Investment Management Agreement" shall mean, as to each Fund and each Borrower, the Investment Management Agreements set forth on Schedule V hereto.

                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans"  shall  mean the loans  provided  for in  Section  2.1 hereof.

                  "Majority Banks" shall mean Banks having more than 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 51% of the aggregate unpaid principal amount of the Loans.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of a Fund or any Borrower, (b) the ability of a Fund or any Borrower to perform its obligations hereunder and under the Notes,
(c) the validity or enforceability of this Agreement or of the Notes or (d) the rights and remedies of the Banks and the Administrative Agent hereunder and under the Notes.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by a Fund or any Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

                  "Net Asset Value" shall mean, with respect to any Borrower, the total assets of such Borrower less the total liabilities of such Borrower, all as determined in accordance with the methods used by such Borrower in determining the net asset value of its shares and described in the Prospectus.

                  "Notes"  shall  have  the  meaning  assigned  to such  term in
Section 2.7(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" shall mean any Borrower, any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan"   shall  mean  an   employee   benefit  or  other  plan
established or maintained by a Fund or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Post-Default Rate" shall mean a rate per annum equal to, in the case of a Borrower, 2% plus the aggregate of the Federal Funds Rate and the Applicable Margin as in effect from time to time, and, in the case of a Bank, 1% plus the Federal Funds Rate.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Prospectus" shall mean each Borrower's Prospectus and Statement of Additional Information, as amended or supplemented from time to time, filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended.

                  "Regulations A, T, U and X" shall mean, respectively, Regulations A, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Responsible Officer" shall mean the chairman, vice chairman, president, vice president, treasurer, secretary, or assistant secretary of each Fund, or, with respect to financial matters, the treasurer or assistant treasurer of such Fund.

                  "Shareholder Services Agreement" shall mean, as to each Fund or each Borrower, as applicable, the Shareholder Services Agreements set forth on Schedule VI hereto.

                  "Specified Existing Fund Affiliate" shall mean each Person that is a Fund Affiliate on the date hereof and is listed on Schedule VII hereto under the caption "Specified Existing Fund Affiliates."

                  "Specified Existing Investment Adviser Affiliate" shall mean each Person that is an Investment Adviser Affiliate on the date hereof and is listed on Schedule VII hereto under the caption "Specified Existing Investment Adviser Affiliates."

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Swing Line Commitment" shall mean the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.12 hereof in the aggregate principal amount at any one time outstanding not to exceed $5,000,000.

                  "Swing Line Lender" shall have the meaning assigned to such term in Section 2.12 hereof.

                  "Swing Line Loans" shall have the meaning assigned to such term in Section 2.12 hereof.

                  "Swing Line Participation Amount" shall have the meaning assigned to such term in Section 2.14(c) hereof.

                  "Total Assets" shall mean, at any time and with respect to any Fund, all assets of such Borrower at such time that, in accordance with GAAP, would be classified as assets on a balance sheet of such Borrower.

                  Section 1.2 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Bank hereunder shall be prepared, in accordance with GAAP and the Investment Company Act.

Section 2.        Commitments, Loans, Notes and Prepayments.

                  Section 2.1 Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Funds in Dollars on behalf of any Borrower (as designated in the applicable notice of borrowing by a Fund) during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period a Fund may, on behalf of a Borrower, borrow, repay and reborrow the amount of the Commitments by means of Loans.

                  Section 2.2 Procedure for Borrowings. A Fund on behalf of a Borrower may borrow under the Commitments on any Business Day provided that such Fund shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.5(a) hereof. Each borrowing must be in an amount as set forth in Section 4.4 hereof. Not later than 3:00 p.m. New York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at any account designated by the Administrative Agent, in immediately available funds, for account of the relevant Fund. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Fund for the benefit of such Borrower by depositing the same, in immediately available funds, in an account of the relevant Fund designated by the relevant Fund and maintained with Chase at its principal office.

                  Section 2.3  Changes of Commitments.

                  (a)  The  aggregate   amount  of  the  Commitments   shall  be
automatically reduced to zero on the Commitment Termination Date.

                  (b) The Funds shall have the right at any time or from time to time upon three Business Days' notice (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the Funds shall give notice of each such termination or reduction as provided in Section 4.5(b) hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger integral multiple of $1,000,000).

                  (c) The Commitments once terminated or reduced may not be reinstated.

                  Section 2.4 Commitment Fee. The Funds shall pay to the Administrative Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment, for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 0.055%. Solely for the purpose of calculating the commitment fee, Swing Line Loans will not be deemed a utilization of the aggregate Commitments of all Banks. Accrued commitment fee shall be payable on each March 31, June 30, September 30 and December 31 (beginning on the first of such dates to occur after the date hereof) and on the earlier of the date the Commitments are terminated and the Commitment Termination Date. The Funds shall allocate such commitment fee among the Borrowers pro rata based on their respective Net Asset Values as at the respective dates on which such commitment fee is due or otherwise not in violation of applicable law.

                  Section 2.5 Lending Offices. The Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending Office.

                  Section 2.6 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.6 hereof) no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Borrowers at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes (subject, in the case of the right to accelerate, to Section 9 hereof), and it shall not be necessary for any other Bank, or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  Section 2.7 Notes.

                  (a) Each Fund agrees that, upon the request of any Bank to the Administrative Agent, each Fund will, at such Fund's expense, execute and deliver to such Bank a promissory note of each Borrower evidencing the Loans of such Bank to such Borrower, substantially in the form if Exhibit 2.7(a) with appropriate insertions as to date and principal amount (a "Note").

                  (b) The date and amount of each Loan made by each Bank to a Borrower, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the applicable Note, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation (or any error in making any such recordation) or endorsement shall not affect the obligations of a Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced thereby.

                  (c) No Bank shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 11.6 hereof (and, if requested by any Bank, the Funds agree to so exchange any Notes).

                  Section 2.8 Optional Prepayments. Subject to Section 4.4 hereof, a Borrower shall have the right to prepay Loans at any time or from time to time, provided that such Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 4.5(a) hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

                  Section 2.9 Mandatory Prepayments. If, at any time, (i) the Asset Coverage of any Borrower shall fall below 300% or (ii) the aggregate amount of Loans made to a Borrower exceed the limits provided in such Borrower's Prospectus, then, within three Business Days thereafter, such Borrower shall prepay Loans made to such Borrower to the extent necessary to ensure that (x) the Asset Coverage is equal to or greater than 300% or (y) the aggregate amount of Loans made to such Borrower then outstanding does not after such payments exceed such limits as set forth in such Borrower's Prospectus or the Investment Company Act, as the case may be.

                  Section 2.10 Extension of Commitment Termination Date.

                  (a) The Funds may, by notice to the Administrative Agent (which shall promptly notify the Banks) given not less than 60 days and not more the 90 days prior to the Commitment Termination Date then in effect (the "Existing Commitment Termination Date"), request that the Banks extend the Commitment Termination Date for an additional 364 days from the Existing Commitment Termination Date. Each Bank, acting in its sole discretion, shall, by notice (which shall be irrevocable) to the Funds and the Administrative Agent given no earlier than the date that is 30 days prior to the Existing Commitment Termination Date (herein, the "Consent Date") and no later than the date that is three Business Days after the Consent Date, advise the Funds whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Commitment Termination Date (a "Non-Extending Bank") shall notify the Administrative Agent (which shall notify the Banks) of such fact promptly after such determination (but in any event no later than the date three Business Days after the Consent Date) and any Bank that does not advise the Funds on or prior to the date three Business Days after the Consent Date that such Bank agrees to such extension shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

                  (b) The Funds shall have the right on or before the Existing Commitment Termination Date to request that the Administrative Agent and/or Chase, in good faith, seek to replace each Non-Extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Existing Commitment Termination Date, an "Additional Commitment Bank"), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Funds and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, undertake a Commitment specified therein and otherwise become obligated as a Bank hereunder (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date). The Funds shall also have the right to replace each Non-Extending Bank in the same manner described herein, except that any bank selected by the Funds must be approved by the Administrative Agent (which approval shall not be unreasonably withheld).

                  (c) If (and only if) the total of the Commitments of the Banks that have agreed so to extend the Commitment Termination Date and the additional Commitments of the Additional Commitment Banks shall be at least 100% of the aggregate amount of the Commitments in effect immediately prior to the date that is three Business Days after the Consent Date, then, effective as of the Existing Commitment Termination Date, (i) the Existing Commitment Termination Date shall be extended to the date falling 364 days after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day), (ii) each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement and (iii) the Commitment of each Non-Extending Bank shall terminate.

                  (d) Notwithstanding the foregoing clauses (a) through (c), the extension of the Existing Commitment Termination Date shall not be effective with respect to any Bank unless:

                           (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, on the Consent Date and on the Existing Commitment Termination Date;

                           (ii) each of the representations and warranties made by the Funds and Borrowers in Section 7 hereof shall be true and complete on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Commitment Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                           (iii) each Non-Extending Bank shall have been paid in full by the Funds all amounts due to such Bank hereunder on or before the Existing Termination Date.

                  Section 2.11 Designation of Additional Borrower; Amendments to
Schedule I.

                  (a) Other series of each Fund and other investment companies registered under the Investment Company Act, in either case (a) which have at least $2,000,000 in Total Assets, (b) are (I) equity funds, (II) fixed income funds, or (III) any combination thereof, in each case whether investing in domestic or foreign securities or any combination thereof, and (c) for which the Investment Adviser or an Investment Adviser Affiliate acts as the investment manager, may, with the prior written consent of the Administrative Agent and each Bank, become parties to this agreement in addition to those Borrowers listed in Schedule I, and be deemed Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit 2.11(a) (with such changes therein as may be approved by the Administrative Agent and the Banks), which instrument shall (x) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Schedule I reflecting the participation of such additional series or investment company and any prior revisions to Schedule I effected in accordance with the terms hereof and (y) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 6 hereof, including, without limitation, an opinion of counsel for the Funds substantially in the form of Exhibit 6.1(b).

                  (b) No series of any Fund or investment company shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in Section 7 hereof shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such a Default or Event of Default with respect to such Borrower, shall have occurred and be continuing.

                  Section 2.12 Swing Line Commitment. Subject to the terms and conditions hereof, Chase (in such capacity, the "Swing Line Lender") agrees to make available to the Borrowers a portion of the credit otherwise available under the Commitments from time to time by making swing line loans ("Swing Line Loans") to the Borrowers in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Loans hereunder, may exceed the Swing Line Lender's Commitment then in effect); provided, however, that on the date of the making of any Swing Line Loan and while any such Swing Line Loans are outstanding, the sum of the aggregate principal amount of all outstanding Loans and Swing Line Loans shall not exceed the total Commitments. During the Commitment Period applicable to the Borrower, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

                  Section 2.13 Procedure for Swing Line Borrowing. Whenever a Borrower desires that the Swing Line Lender make Swing Line Loans under Section
2.12 hereof, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 3:00 P.M., New York City time, on the proposed date specified for such borrowing), specifying the amount of each requested Swing Line Loan. Each borrowing under the Swing Line Commitment shall be in an amount equal to $50,000 or an integral multiple of $50,000 in excess thereof. Not later than 5:00 P.M., New York City time, on the date specified in a notice by the Borrower in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 11.2 hereof an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The proceeds of such Swing Line Loan will then be made available to the Borrower on such date specified for such borrowing by the Administrative Agent transferring by wire to the custodian of and for the account of the Borrower the aggregate of the amounts made available to the Administrative Agent by the Swing Line Lender in immediately available funds.

                  Section 2.14 Refunding of Swing Line Loans.

                  (a) The Swing Line Lender, at any time in its sole and absolute discretion may, and on the seventh day (or if such day is not a Business Day, the next Business Day) after the date of such borrowing with respect to any Swing Line Loans to the Borrower shall, on behalf of the Borrower (and the Borrower hereby irrevocably directs the Swing Line Lender to so act on its behalf), upon notice given by the Swing Line Lender no later than 10:00 A.M., New York City time, on the relevant refunding date, request each Bank to make, and each Bank hereby agrees to make, a Loan to the Borrower, at the rate set forth in Section 3.2 hereof, in the pro rata amount determined pursuant to
Section 4.2. hereof equal to the amount of such Swing Line Loans of the Borrower (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Bank shall make the amount of such Loan available to the administrative Agent at its office set forth in Section 11.2 hereof in immediately available funds, no later than 1:00 P.M., New York City time, on the date of such notice. The proceeds of such Loans shall be distributed by the Administrative Agent to the Swing Line Lender and immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. Effective on the date such Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans.

                  (b) The making of any Swing Line Loan hereunder shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section 6 hereof (unless otherwise waived in accordance with Section
11.4 hereof).

                  (c) If prior to the making of a Loan to the Borrower pursuant to Section 2.14(a) hereof one of the events described in Sections 9(f) or 9(g) hereof shall have occurred with respect to the Borrower, each Bank severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Loans ("Unrefunded Swing Line Loans") in an amount equal to the amount of Loans which would otherwise have been made by such Bank pursuant to Section 2.14(a) hereof. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation (the "Swing Line Participation Amount"), and the proceeds of such participation shall be distributed by the Administrative Agent to the Swing Line Lender in such amount as will reduce the amount of the participating interest retained by the Swing Line in its Swing Line Loans to the amount of the Loans which were to have been made by it pursuant to Section 2.14(a) hereof.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Bank such Lender's Swing Line Participation amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Bank its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Bank's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Bank will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Bank's  obligation  to make the Loans  referred to in
Section  2.14(a)  hereof and to  purchase  participating  interests  pursuant to
Section 2.14(c) hereof shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6 hereof,
(iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any Note by the Borrower or the Bank, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 3.        Payments of Principal and Interest.

                  Section 3.1 Repayment of Loans. Each Borrower hereby severally and unconditionally, but neither jointly nor jointly and severally promises to pay to the Administrative Agent for account of each Bank the principal of each Loan made by such Bank to such Borrower, and each Loan shall mature, on the earlier of (a) the date that is 30 calendar days after the date such Loan was made and (b) the Commitment Termination Date.

                  Section 3.2  Interest.

                  (a) Each Borrower hereby promises severally and unconditionally, but neither jointly nor jointly and severally, to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan (which, for purposes of this Section 3.2, shall include each Swing Line Loan) made by such Bank to such Borrower, for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate equal to the Federal Funds Rate (as in effect from time to time) plus the Applicable Margin.

                  (b) Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for the account of each Bank interest at the Post-Default Rate on any principal of any Loan made by such Bank to such Borrower and on any other amount payable by such Borrower in respect of such Loan hereunder or under the applicable Note held by such Bank to or for account of such Bank, that shall not be paid to the Administrative Agent for the benefit of the Banks in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

                  (c) Accrued interest on each Loan shall be payable in arrears upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid); except that interest payable at the Post-Default Rate pursuant to
Section 3.2(b) hereof shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks.

Section 4.        Payments; Pro Rata Treatment; Computations; Etc.

                  Section 4.1 Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by a Borrower under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent (Account No. 323-525369, or any other account designated by the Administrative Agent), not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that if a new Loan to a Borrower is to be made by any Bank on a date such Borrower is to repay any principal of an outstanding Loan made by such Bank to such Borrower, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Administrative Agent as provided in Section 2.2 hereof or paid by such Borrower to the Administrative Agent pursuant to this Section 4.1, as the case may be.

                  (b) Each Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the identity of such Borrower, the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment for account of such Borrower to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.2 hereof, may determine to be appropriate).

                  (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                  (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  Section 4.2 Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) each borrowing from the Banks under Section 2.1 hereof shall be made from the Banks, each payment of commitment fee under Section 2.4 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.3 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments;

                  (b) each payment or prepayment of principal of Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and

                  (c) each payment of interest on Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

                  Section 4.3       Computations.

                  (a) Interest on Loans and commitment fees shall be computed on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Federal Funds Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.2 hereof.

                  Section 4.4 Minimum Amounts. Each borrowing shall be in an aggregate amount at least equal to $500,000 or a larger integral multiple of $100,000. Each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $100,000 or a larger integral multiple of $100,000.

                  Section 4.5 Certain Notices.

                  (a) Notices by a Borrower to the Administrative Agent of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the date of the relevant borrowing or prepayment. Each such notice of borrowing or optional prepayment shall specify the Borrower for whose benefit such borrowing or prepayment, or on whose behalf such borrowing or prepayment is to be made, the Loans to be borrowed or prepaid and the amount (subject to Section 4.4 hereof) of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day).

                  (b) Notices by a Borrower to the Administrative Agent of terminations or reductions of the Commitments shall be irrevocable and shall be effective only if received in a timely manner, as set forth in Section 2.3(b) hereof, by the Administrative Agent. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced.

                  (c) The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

                  Section 4.6 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or a Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon (such interest to be, in the case of a Bank, the Federal Funds Rate and, in the case of a Borrower, as set forth in Section 3.2(a) hereof) in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                  (a) if the Required Payment shall represent a payment to be made by a Borrower to the Banks, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of such Borrower under Section 3.2 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of such Borrower under said Section 3.2 to pay interest at the Post-Default Rate in respect of the Required Payment; and

                  (b) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to a Borrower, such Borrower and the Payor shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to the rate specified in Section 3.2 hereof (without duplication of the obligation of such Borrower under Section 3.2 hereof to pay interest on the Required Payment), it being understood that the return by such Borrower of the Required Payment to the Administrative Agent shall not limit any claim such Borrower may have against the Payor in respect of such Required Payment.

                  Section 4.7 Sharing of Payments, Etc.

                  (a) Each Fund agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of a Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans to such Borrower or any other amount payable by such Borrower to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Borrower), in which case it shall promptly notify such Borrower and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                  (b) If any Bank shall obtain from a Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or Interest on the Loans made to such Borrower or such other amounts then due to such Bank hereunder by such Borrower than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) such Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on such Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Each Fund agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation (or direct interest).

                  (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of a Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.7 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.7 to share in the benefits of any recovery on such secured claim.

                  Section 4.8 Requirements of Law.

                  (a) If any Bank shall have determined that the adoption of or any change in any applicable law, rule, or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank, or comparable authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount determined by such Bank, in its reasonable discretion, to be material, then from time to time, each Borrower shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (b) If any Bank becomes entitled to claim any additional amounts pursuant to this Section 4.8, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts, the amounts required to be paid by the Borrowers to such Bank, and the computations made by such Bank to determine the amounts; provided that such Bank shall not be required to disclose any confidential information. Such certificate as to any additional amounts payable pursuant to this Section 4.8(b) submitted by such Bank to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 4.8 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. No Borrower shall be responsible to compensate such Bank for additional amounts attributable to another Borrower's Loans.

                  (c) Failure or delay on the part of any Bank to demand compensation pursuant to this Section 4.8 shall not constitute a waiver of such Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Bank pursuant to this Section 4.8 for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies the Borrower of the change in the applicable law, rule, or regulation giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefore; provided further that, if the change in the applicable law, rule, or regulation giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.        U.S. Taxes.

                  (a) All payments made by any Borrower under this Agreement or any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding all present and future income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Bank as a result of a present or former connection between the Administrative Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under any Note, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified on this Agreement, provided, however, that a Borrower shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the U.S. or a state thereof if such Bank fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Bank that is not incorporated under the laws of the U.S. or a state thereof shall:

                           (i)  deliver  to  the  Investment   Adviser  and  the
         Administrative Agent (A) two duly completed copies of U.S. Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) and Internal Revenue Service From W-8 or W-9, or successor applicable form, as the case may be;

                           (ii)  deliver  to  the  Investment  Adviser  and  the
         Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Investment Adviser; and

                           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Investment Adviser or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Investment Adviser and the Administrative Agent. Such Bank shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from U.S. backup withholding tax. Each Person that shall be subject to an assignment or participation pursuant to Section 11.6 hereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 5, provided that in the case of a Person subject to a participation, such Person shall furnish all required forms and statements to the Bank from which the related participation shall have been purchased.

                  (c) If any Bank shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Bank by a Borrower (a "Tax Credit"), such Bank shall promptly pay to such Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Bank in the form of cash, such Bank shall pay the amount of such Tax Credit not later than the time prescribed by applicable law for filing the return (including extensions of time) for such Bank's taxable period which includes the period in which such Bank receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Bank to a Borrower pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Bank) by, such Bank from a taxing authority. In determining the amount of any Tax Credit, a Bank may use such apportionments and attribution rules as such bank customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. Each Borrower further agrees promptly to return to a Bank the amount paid to such Borrower with respect to a Tax Credit by such Bank if such Bank is caused to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, each Borrower hereby acknowledges and agrees that (i) neither the Administrative Agent nor any Bank shall be obligated to provide such Borrower with details of the tax position of the Administrative Agent or such Bank (as the case may be) and (ii) such Borrower shall have no right to inspect any records (including tax returns) of the Administrative Agent or such Bank (as the case may be).

Section 6.        Conditions Precedent.

                  Section 6.1 Initial Loan. The obligation of any Bank to make its initial Loan hereunder is subject to the conditions precedent (which conditions precedent apply to and shall be satisfied by the Borrowers severally) that the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c), (d), and (e) below, sufficient counterparts or copies, as the case may be, for each Bank), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

                  (a) Related Agreements. True and correct copies, certified as to authenticity by each Fund, of the most recent Prospectus for each Borrower, the Shareholder Services Agreement for each Borrower, the Custody Agreement for each Borrower, the Distribution Agreement for each Borrower, the Investment Management Agreement of each Fund in which the assets of each Borrower are invested, the current registration statement for each Borrower, the most recent annual and semi-annual financial reports for each Borrower and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party.

                  (b) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Fund and of all corporate authority for each Fund (including, without limitation, board of director resolutions) with respect to the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered by each Fund from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from each Fund to the contrary).

                  (c) Incumbency Certificate. A certificate of each Fund, dated the Closing Date, as to the incumbency and signature of the officers of such Fund executing this Agreement or any Notes executed by the Secretary or any Assistant Secretary of such Fund, satisfactory in form and substance to the Administrative Agent.

                  (d) Opinion of Counsel to the Funds. An opinion, dated the date hereof, of Charles C.S. Park, Assistant General Counsel of American Century Investment Management, Inc., counsel to the Funds and each Borrower, substantially in the form of Exhibit 6.1(b) (and the Funds and each Borrower hereby instruct such counsel to deliver such opinion to the Banks and the Administrative Agent).

                  (e) Credit Agreement. Executed copies of this Agreement and all related documents in form and substance reasonably satisfactory to each Bank.

                  (f) Notes. If requested pursuant to Section 2.7(a) hereof, the Notes, duly completed and executed for each Bank.

                  (g)   Other   Documents.   Such   other   documents   as   the
Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

The obligation of any Bank to make its initial Loan hereunder is also subject to the payment by the Funds of such fees as the Funds shall have agreed to pay or deliver to any Bank or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Dechert Price & Rhoads, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Funds). The Funds shall allocate such fees and expenses among the Borrowers pro rata according to their respective Net Asset Values as at the date on which such fees and expenses are paid or otherwise in compliance with law.

                  Section 6.2 Initial and Subsequent Loans. The obligation of the Banks to make any Loan to a Borrower upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                  (a) no Default shall have occurred and be continuing;

                  (b) the representations and warranties made by each Fund on behalf of itself and each Borrower in Section 7 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date as of such specific date);

                  (c) the Banks shall be satisfied that the Loans and the use of proceeds thereof in respect of each Borrower comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received a copy of either (i) FR Form U-1, duly executed and delivered by each Fund on behalf of each Borrower and completed for delivery to each Bank, in form acceptable to the Administrative Agent, or (ii) a current list of "margin stock" (as defined in Regulation U) from each Borrower, in form acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2) of Regulation U; and

                  (d) (i) Asset Coverage of at least 300% of any Borrower as provided by and in accordance with the Investment Company Act (provided that "total assets," as used in the Investment Company Act, shall not include any encumbered assets of a Borrower) and (ii) borrowing limits in such Borrower's Prospectus are not exceeded.

Each notice of borrowing by a Fund on behalf of itself or a Borrower hereunder shall constitute a certification by such Fund to the effect set forth in the preceding sentence (both as of the date of such notice and, unless such Fund otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

Section 7.        Representations and Warranties.

                  Each Fund, on behalf of itself and each Borrower, hereby represents and warrants to the Administrative Agent and the Banks that (it being agreed that each Fund represents and warrants only to matters with respect to itself and each Borrower that is a part of such Fund, and each Borrower represents only to matters with respect to itself):

                  Section 7.1  Corporate  Existence;  Compliance  with Law. Each
Fund: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (c) is qualified to do business and is in good standing in all jurisdictions where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect; (d) has no Subsidiaries; and (e) is in compliance of all laws, including, but not limited to, the Investment Company Act and the Securities Act of 1933, as amended.

                  Section 7.2 Investment Company.

                  (a) Each Fund is registered with the Commission under the Investment Company Act as an open-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                  (b) Each Borrower is in substantial compliance with all investment objectives, policies, restrictions and limitations set forth or incorporated by reference in the Prospectus and applicable to such Borrower.

                  (c) The Investment Adviser is the primary investment adviser to each Borrower and Fund and, to the best knowledge of each Fund, the Investment Adviser is duly registered as an investment adviser under the Advisers Act.

                  Section 7.3 Permission to Borrow. Each Borrower is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus.

                  Section 7.4 Financial Condition. For each Borrower, the statement of assets and liabilities as of such Borrower's most recently ended fiscal year for which annual reports have been prepared and the related statements of operations and of changes in net assets for the fiscal year ended on such date, copies of which financial statements, certified by the independent public accountants for each Borrower, or the Fund acting on behalf of each such Borrower, as the case may be, have heretofore been delivered to each Bank, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period, in conformity with GAAP (as consistently applied).

                  Section 7.5 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Fund or any Borrower) threatened against that Fund or Borrower (a) with respect to this Agreement and each of the Notes or any of the transactions contemplated hereby or thereby, or (b) that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

                  Section 7.6 No Default. No Default or Event of Default has occurred and is continuing.

                  Section 7.7 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Fund, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which any Fund is a party or by which it or any of its or any Borrower's Property is bound or to which it is subject, or constitute a default under any such agreement or instrument.

                  Section 7.8 Action. Each Fund has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes and to borrow hereunder; the execution, delivery and performance by each Fund of this Agreement and the Notes and the ability to borrow hereunder have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Fund and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against each Fund in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  Section 7.9 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by each Fund of this Agreement or the Notes or for the legality, validity or enforceability hereof or thereof.

                  Section 7.10 Use of Credit. No part of the proceeds of any Loan hereunder will be used in a manner that violates Regulation U.

                  Section 7.11 ERISA. No Fund has any ERISA Affiliates or has had any ERISA Affiliates at any time. No Fund maintains, contributes to or participates in, nor at any time has any Fund maintained, contributed to or participated in, any Plan or Multiemployer Plan.

                  Section 7.12 Taxes. Each Fund and each Borrower have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by a Fund or any such Borrower. The charges, accruals and reserves on the books of each Fund in respect of taxes and other governmental charges are, in the opinion of each Fund, adequate. No Fund has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

                  Section 7.13 True and Complete Disclosure. No Prospectus, as of the date thereof, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of each such Prospectus, there has not been any change that would require a Fund to supplement or amend its Prospectus.

                  Section 7.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of each Fund and each Borrower in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Bank) is, and all other such factual information hereafter furnished by or on behalf of each Fund and each Borrower to the Administrative Agent or any Bank (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Bank) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to the Administrative Agent or such Bank heretofore or contemporaneously, as of the date of execution and delivery of this Agreement by the Administrative Agent or such Bank, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                  Section 7.15 Indebtedness. As of the date hereof, neither any Fund nor any Borrower has any Indebtedness other than (a) current liabilities consisting of expenses payable and payables for securities purchased and (b) obligations under Financial Contracts.

                  Section 7.16 Property and Liens. No Lien exists upon any Property of any Fund except for Liens permitted by Section 8.6 hereof.

                  Section 7.17 Blue Sky Registrations. There are in full force and effect orders of effective securities registration for the securities of each Borrower in each state in which such securities are sold or are offered for sale and required to be so registered.

                  Section 7.18 Federal Regulations. If requested by any Bank or the Administrative Agent from time to time, each of the Funds and each Borrower will furnish to the Administrative Agent and each Bank a statement and current list of the assets of each Borrower in conformity with the requirements of FR Form U-1 referred to in said Regulation U. Other than the furnishing of such statement and such list, no filing or other action is required under the provision of Regulations T, U or X in connection with the execution and delivery of the Agreement and the making of the Loans hereunder.

                  Section 7.19 Apportionment Among Funds. Borrowings of Loans by a Fund for the benefit of any Borrower will be allocated by such Fund among the Borrowers on a fair and equitable basis not in violation of applicable law and in accordance with the procedures established prior to the date of this Agreement by the board of directors of the Fund, as such procedures may be amended from time to time.

                  Section 7.20 No Material Adverse Change. For each Borrower, since the date of the statement of assets and liabilities for the most recently ended fiscal year for which annual reports have been prepared for such Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

                  Section 7.21 Year 2000. The Investment Adviser has developed a project plan and is taking appropriate steps to address the risk that, from and after January 1, 2000, the computer system utilized by the Borrowers, or by the Funds on the Borrower's behalf, and the computer systems of others with which the Investment Adviser's computer systems interface may be unable to process properly and calculate date-related information and data, and may experience date-logic failures (such risk being the "Year 2000 Problem"). Each Borrower reasonably expects that the Investment Adviser shall have performed any required reprogramming and testing of hardware and software systems to resolve the Year 2000 Problem on or before June 30, 1999. Each Borrower reasonably expects that the effects of the Year 2000 Problem should not result in a Default or a Material Adverse Effect.

Section 8.        Covenants of the Funds.

                  Each Fund for itself and each Borrower for itself hereby covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding to it or (in the case of any Fund) any Borrower that is a part of such Fund and until payment in full of all amounts payable by it or (in the case of any Fund) any Borrower that is a part of such Fund hereunder (it being agreed that each Fund covenants only to matters with respect to itself and each Borrower that is a part of such Fund, and each Borrower covenants only to matters with respect to itself):

                  Section 8.1 Financial Statements. Each Fund or Borrower, as applicable, shall deliver to the Administrative Agent (with copies for each Bank):

                  (a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of that Borrower as of the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as of the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority and acceptable to PricewaterhouseCoopers, Deloitte & Touche LLP, or any other independent certified public accountants of recognized standing;

                  (b) as soon as available and in any event within 60 days after the close of the first six-month period of each fiscal year of such Borrower, a statement of assets and liabilities as of the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as of the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (as consistently applied) and consistency by a Responsible Officer; and

                  (c) as soon as available, but in any event not later than 10 days after the end of each fiscal quarter of each Borrower, the net asset value sheet of such Borrower as of the end of such quarter, in the form and detail similar to those customarily prepared by each of the Fund's management for internal use and reasonably satisfactory to the Administrative Agent, certified by a Responsible Officer as being fairly stated in all material respects; provided, however, that if any Borrower has Loans outstanding, such Borrower shall provide each Bank with (i) such net asset value sheet described above in this Section 8.1 and (ii) a certificate of a Responsible Officer showing in reasonable detail the calculations supporting such Borrower's compliance with
Section 6.2(d) hereof, within three Business Days after the end of each calendar week so long as any Loans to such Borrower remain outstanding;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  Section 8.2 Certificates; Other Information. Each Fund or Borrower, as applicable, shall deliver to the Administrative Agent (with copies for each Bank):

                  (a) concurrently with the delivery of the financial statements referred to in Sections 8.1(a), (b), and (c) hereto and the quarterly report in
Section 8.2(c) hereof, a certificate of a Responsible Officer stating that (i) to the best of such Responsible Officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the Notes to be observed, performed or satisfied by it, and (ii) no Default or Event of Default has occurred and is continuing except as specified in such certificate;

                  (b) within five days after the same are sent, copies of all financial statements and reports which each Borrower generally sends to its investors, and within five Business Days after the same are filed, copies of all financial statements and material reports which each Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (c) as soon as available, but in any event not later than 10 days after the end of each fiscal quarter, a certificate of a Responsible Officer (i) stating that the list of each Borrower's portfolio securities attached to such certificate is true and correct and (ii) showing in reasonable detail the calculations supporting such Borrower's compliance with Section 6.2(d) hereof; and

                  (d) promptly, such additional financial and other information as any Bank may from time to time reasonably request, including, but not limited to, copies of all changes to the Prospectus and registration statement.

                  Section 8.3 Notices. Each Fund or Borrower, as the case may be, shall promptly give notice to the Administrative Agent and each Bank of

                  (a) the occurrence of any Default or Event of Default with respect to such Borrower;

                  (b) any (i) default or event of default under any Contractual Obligation of such Borrower or such Fund or (ii) litigation, investigation or proceeding which may exist at any time between any Fund and/or any Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting such Borrower in which the amount reasonably determined to be at risk is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) any material change in such Borrower's Prospectus or registration statement; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect on any such Borrower.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action such Fund or such Borrower proposes to take with respect thereto.

                  Section 8.4 Existence, Etc. Each Fund will:

                  (a) preserve and maintain its legal existence and all of its (and each Borrower's) material rights, privileges, licenses and franchises;

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities
(including, without limitation, the Investment Company Act and all rules and regulations promulgated thereunder, and Regulations U and X and other applicable regulations of the Board of Governors of the Federal Reserve System) if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect;

                  (c) pay and discharge, on its own behalf and on behalf of each Borrower, all material taxes, assessments and governmental charges or levies imposed on the income, profits or Property of it or of such Borrower prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) pay and discharge, on its own behalf and on the behalf of each Borrower, at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, as the case may be, or (ii) the lack of timely payment thereof could not reasonably be expected to have a Material Adverse Effect;

                  (e) preserve and maintain its status as a registered, open-end management investment company under the Investment Company Act;

                  (f) maintain at all times its current primary custodians responsible for the safekeeping of portfolio securities, unless the prior written consent of the Banks has been obtained, provided, that such consent is not required (i) of any Bank which is also such primary custodian, or (ii) for a Borrower to change its primary custodian to a bank or trust company organized under the laws of the United States or a political subdivision thereof having assets of at least $10,000,000,000 and a long-term debt or deposit rating of at least A from Standard & Poor's Ratings Group or A2 from Moody's Investor Services, Inc.;

                  (g) keep, and cause each of the Borrowers to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP and the Investment Company Act and regulations promulgated thereunder reflecting all financial transactions of each Fund and each Borrower;

                  (h) cause each Borrower to comply in all material respects with all investment objectives, policies, restrictions and limitations set forth or incorporated by reference in the Prospectus and applicable to such Borrower; and

                  (i) permit representatives of (i) the Administrative Agent, upon its own discretion or at the reasonable request of any Bank, and (ii) upon the occurrence and during the continuance of an Event of Default, any Bank to visit and inspect any of such Borrower's properties and examine and make abstracts from any of its books and records during normal business hours and to discuss the business, operations, properties, and financial and other condition of such Borrower with officers and employees of such Borrower and with its independent certified public accountants; provided, that, unless a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall provide the Borrowers with five Business Days' prior notice of such visit and shall only conduct such visit once a year.

                  Section 8.5 Use of Proceeds. A Fund will use the proceeds of the Loans made hereunder for the benefit of any Borrower solely to finance temporarily the repurchase or redemption of shares of such Borrower at the request of the holders of such shares, pending the orderly sale of portfolio securities held by such Borrower, in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder; provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

                  Section 8.6 Insurance. Each Fund will keep insured by financially sound and reputable insurers all Property of a character usually insured by investment companies engaged in the same or similar business against loss or damage of the kinds and in the amounts required to be maintained by the Funds pursuant to Section 17(g) of the Investment Company Act and Rule 17g-1 promulgated thereunder.

                  Section 8.7 Prohibition of Fundamental Changes. Each Fund will not and will not permit any Borrower to:

                  (a) enter into any transaction of merger or  consolidation  or
amalgamation,   or  liquidate,  wind  up  or  dissolve  itself  (or  suffer  any liquidation or dissolution) (a "Merger");

                  (b) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person (an "Acquisition") except for purchases of Property in the ordinary course of business and securities purchased for account of the Borrowers and not in violation of the terms and conditions of this Agreement (including, without limitation, Section 8.4(f) hereof);

                  (c) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions (a "Transfer"), all or a substantial part of its business or Property, whether now owned or hereafter acquired except for assets and securities sold or disposed of in the ordinary course of business, including purchase and sale transactions performed under rule 17a-7 of the Investment Company Act;

                  (d) have any Subsidiaries;

                  (e) maintain, contribute to or participate in any Plan or Multiemployer Plan; or

                  (f) change or modify in any material respect any fundamental investment objective, policy or investment restriction or limitation of such Borrower described in its Prospectus.

Notwithstanding the foregoing clauses (a), (b) and (c) of this Section 8.7, a Fund may consummate a Merger, an Acquisition or a Transfer with a Specified Existing Fund Affiliate provided that:

                           (i) no Default shall have occurred and be continuing at the time of such Merger, Acquisition or Transfer or would result therefrom,

                           (ii) in connection with such Merger, Acquisition or Transfer, such Fund shall deliver to the Administrative Agent a certificate of a senior officer of such Fund stating that the Asset Coverage of each Borrower shall not be reduced as a result thereof,

                           (iii) the Merger, Acquisition or Transfer is with another Borrower and the Investment Adviser is the investment manager to the entity surviving such Merger, Acquisition or Transfer, and

                           (iv) the Administrative Agent shall have received an opinion of counsel for such Fund, satisfactory to the Administrative Agent in form and substance, as to such Merger, Acquisition or Transfer being in compliance with the terms of this Agreement.

                  Section 8.8 Limitations on Liens. No Fund will, nor will a Fund permit any Borrower to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Borrower in accordance with GAAP;

                  (b) Liens created pursuant to a Custody Agreement; and

                  (c) Liens securing indebtedness permitted under Section 8.9 hereof and any other Liens created, incurred, assumed or suffered to exist in compliance with the Prospectus of such Borrower which are not otherwise prohibited, and for which the Administrative Agent has been given prior written notice.

                  Section 8.9 Indebtedness. A Fund will not, nor will it permit any Borrower to, create, incur or suffer to exist any Indebtedness except (a) Indebtedness to the Banks hereunder and (b) obligations under Financial Contracts.

                  Section 8.10 Dividend Payments. A Fund will not, and will not permit any Borrower to, declare or make any Dividend Payment at any time if, either before or after giving effect thereto, (a) a Default shall have occurred and be continuing (provided that, unless any amounts payable hereunder have been declared due and payable pursuant to Section 9 hereof, nothing contained in this clause (a) shall limit the ability of any Borrower to distribute each year all of its net investment income (including net realized capital gains) so that it will not be subject to tax (including corporate and/or excise taxes) under the
Code) or (b) such Dividend Payment would be in violation of the Investment Company Act.

                  Section 8.11 Asset Coverage; Borrowing Limits. A Fund will not permit (i) the Asset Coverage for any Borrower to be less than 300% at any time, provided, that "total assets," as used in the definition of "asset coverage" in the Investment Company Act, shall not include any encumbered assets of such Borrower, or (ii) any Borrower to violate the limits on borrowing as set forth in such Borrower's Prospectus.

                  Section 8.12 Lines of Business. No Fund will engage in any line or lines of business activity other than that of an open-end management investment company.

                  Section 8.13 Modifications of Certain Documents. Unless as otherwise required by law, without the prior consent of the Administrative Agent (with the approval of the Majority Banks), such consent and approval not to be unreasonably withheld, no Borrower will consent to any modification, supplement or waiver of any of the provisions of (a) its Articles of Incorporation, (b) its By-Laws or (c) its Custody Agreement.

Section 9.        Events of Default.

                  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) A Fund or Borrower shall (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or (b) default in the payment when due of any interest on any Loan, any fee or any other amount payable by it hereunder and such default shall have continued unremedied for three or more days; or

                  (b) A Fund or Borrower shall default in the payment when due (after any applicable grace period) of any amount aggregating $1,000,000 or more under any Financial Contract; or any event specified in any Financial Contract shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $1,000,000 or more to become due; or

                  (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by a Borrower, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) A Fund or Borrower shall default in the performance of any of its obligations under any of Sections 8.3(a) and 8.7 through 8.13 hereof; or such Fund or Borrower shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after notice thereof to such Fund or Borrower by the Administrative Agent or any Bank (through the Administrative Agent); or

                  (e) A Fund or a Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) A Fund or a Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding of law shall be commenced, without the application or consent of a Fund or a Borrower, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Borrower or of all or any substantial part of its Property or (iii) similar relief in respect of such Fund or Borrower under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Fund or Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money of $250,000 or more in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against a Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured within 60 days from the date of entry thereof and such Borrower shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) Except as expressly permitted by Section 8.7 hereof, any Person, or related Persons constituting a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, (other than a Specified Existing Fund Affiliate) shall have acquired beneficial ownership, directly or indirectly, of more than 33% of the outstanding voting stock of a Fund or a Borrower; or

                  (j) Any Person, or related Persons constituting a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, (other than a Specified Existing Investment Adviser Affiliate) shall have acquired beneficial ownership, directly or indirectly, of more than 33% of the outstanding voting stock or other ownership interests of the Investment Adviser; or

                  (k) A Fund or a Borrower's registration under the Investment Company Act shall lapse or be suspended (or proceedings for such purpose shall have been instituted); or

                  (l) A Fund or a Borrower shall fail to comply with the Investment Company Act in a manner which could be reasonably expected to have a Material Adverse Effect; or

                  (m) A Borrower shall fail to comply with its investment policies and restrictions as set forth in its Prospectus in a manner which could be reasonably expected to have a Material Adverse Effect; or

                  (n) unless consented to by the Banks, the Investment Adviser or an Investment Adviser Affiliate shall cease to act as the sole investment adviser to a Fund or a Borrower, or the Investment Adviser shall cease to be registered as an investment adviser under the Advisers Act; or

                  (o) since the date of the statement of assets and liabilities for the most recently ended fiscal year for which such annual reports have been prepared for a Borrower, there has been a development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to a Borrower, the Administrative Agent may and, upon request of the Majority Banks, will, by notice to such Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by such Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 9 with respect to a Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by such Borrower hereunder and under the Notes shall automatically become immediately due and payable without presentment demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Borrower.

Notwithstanding any other provision herein to the contrary, Defaults and Events of Default shall have the following results:

                  (i) a Default or Event of Default with respect to one Borrower shall not constitute a Default or Event of Default to any other Borrower;

                  (ii) except as set forth in clause (iii) below, a Default or Event of Default with respect to a Fund acting on behalf of one or more Borrowers shall constitute a Default or Event of Default, as the case may be, only to the Borrower or Borrowers implicated in, or affected by, the act or omission causing such Default or Event of Default;

                  (iii) a Fund Default or Fund Event of Default with respect to a Fund acting on behalf of one or more Borrowers shall constitute a Default or Event of Default, as the case may be, to each Borrower issued by such Fund for which such Fund Default or Fund Event of Default may in the reasonable discretion of the Administrative Agreement be reasonably expected to have a Material Adverse Effect on each such Borrower's ability to perform its obligations under this Agreement and the Notes; and

                  (iv)     an  Event  of  Default  of  the  type   described  in
                           paragraph (n) of this Section 9 shall constitute an Event of Default to all Borrowers.

"Fund Event of Default"  shall mean an Event of Default  with  respect to a Fund
(A) of any of the types described in paragraphs (b), (f), (g), (h) or (k) of this Section 9, or (B) arising from such Fund's failure to comply with the covenants set forth in Sections 8.3, 8.4 and 8.5 hereof. "Fund Default" shall mean any of the covenants giving rise to Fund Events of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

Section 10.       The Administrative Agent

                  Section 10.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                  (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

                  (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by a Borrower or any other Person to perform any of its obligations hereunder or thereunder;

                  (c)  shall  not  be   required  to  initiate  or  conduct  any
litigation or collection proceedings hereunder; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Funds to such assignment or transfer (to the extent required by Section 11.6(b) hereof),

                  Section 10.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  Section 10.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or a Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 10.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

                  Section 10.4 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Funds (and any of their affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Funds for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  Section 10.5 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.3 hereof, but without limiting the obligations of the Funds under said Section 11.3) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  Section 10.6 Non-Reliance on Administrative Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                  Section 10.7 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  Section 10.8 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Funds, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent with the consent of the Funds, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks and with the consent of the Funds, which consent shall not be unreasonably withheld or delayed, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 11.       Miscellaneous.

                  Section 11.1 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  Section 11.2 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communication shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  Section 11.3 Expenses, Etc.

                  (a) Each Borrower agrees severally (pro rata based on their respective Net Asset Values) (i) to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent,
(ii) to reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to such Borrower, the Notes, and any such other documents, including, without limitation, the fees and disbursements of counsel to each Bank and of counsel to the Administrative Agent, (iii) to indemnify and hold each Bank and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, and any such other documents with respect to such Borrower, and (iv) to indemnify and hold each Bank and the Administrative Agent (and their respective affiliates, directors, officers, agents and employees (collectively with the Administrative Agent and the Banks, the "Indemnified Parties")) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, out-of-pocket expenses or disbursements of any kind or nature whatsoever arising from or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, and any such other documents (all the foregoing in this clause (iv), collectively, the "indemnified liabilities"), provided, that each Borrower shall have no obligation hereunder to the Administrative Agent or any Bank with respect to the indemnified liabilities arising from (A) the gross negligence or willful misconduct of the Administrative Agent or any such Bank, as the case may be, (B) disputes arising solely between or among the Banks or solely between any Bank and the Administrative Agent, (C) the Administrative Agent or any Bank's failure to comply with any requirement imposed by applicable law, unless such failure is attributable to a breach by a Borrower of any representation, warranty, or covenant under this Agreement, or (D) any such indemnified liabilities that relate to or arise from litigation commenced by any Borrower against the Banks or the Administrative Agent which seeks enforcement of any of the rights of any Borrower hereunder or under any Note and is determined adversely to the Banks or the Administrative Agent in a final, non-appealable judgment.

                  (b) Notwithstanding any other provision in this Agreement to the contrary, to the extent any obligation to reimburse or indemnify any Indemnified Party that arises pursuant to Section 11.3(a) hereto is not attributable to any particular Borrower, then such reimbursement or indemnification shall be made by each Borrower (pro rata based on their respective Net Asset Values). To the extent any such obligation to reimburse or indemnify any Indemnified Party is attributable to one or more Borrowers, then such reimbursement or indemnification shall be made ratably by each such Borrower.

                  Section 11.4 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Funds and the Majority Banks, or by the Funds and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided, that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder,
(v) alter the rights or obligations of a Borrower to prepay Loans, (vi) alter the manner in which payments or prepayments of principal interest or other amounts hereunder shall be applied as between the Banks, (vii) alter the required Asset Coverage as set forth in Section 6.2(d) hereof, (viii) alter the terms of this Section 11.4, (ix) amend Schedule I pursuant to Section 2.11(a) hereof, or (x) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, and (b) any modification or supplement of Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

                  Section 11.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 11.6 Assignments and Participations.

                  (a)  The  Funds  may  not  assign  any  of  their   rights  or
obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

                  (b) Each Bank may assign any of its Loans, its Notes, and its Commitment (but only with the consent of the Administrative Agent and, if no Default exists and is continuing, the Funds) to an Eligible Lender; provided that

                           (i)   no   such   consent   by  the   Funds   or  the
         Administrative Agent shall be required in the case of any assignment to another Bank;

                           (ii) except to the extent the Funds and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Bank) shall be in an amount at least equal to $2,000,000,

                           (iii) each such assignment by a Bank of its Loans, Notes or Commitment shall be made in such manner so that the same portion of its Loans, Notes and Commitment is assigned to the respective assignee; and

                           (iv) each such assignment shall be effected pursuant to an Assignment and Acceptance in substantially the form of Exhibit 11.6(b) hereto and the assignor and assignee shall deliver to the Funds and the Administrative Agent a fully executed copy thereof.

Upon execution and delivery by the assignor and the assignee to the Funds and the Administrative Agent of such Assignment and Acceptance, and upon consent thereto by the Funds and the Administrative Agent to the extent required above and acceptance thereof by the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Funds and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning or assignee Bank shall pay the Administrative Agent an assignment fee of $3,000.

                  (c) A Bank may sell or agree to sell to one or more other Eligible Lenders (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be solely those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Funds to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 11.4 hereof, requires the consent of each Bank.

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.6, any Bank may (without notice to the Funds, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Note to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (e) A Bank may furnish any information concerning any Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject however, to the provisions of Section 11.12(b) hereof.

                  Section  11.7  Survival.  The  obligations  of the Funds under
Section 11.3 hereof, and the obligations of the Banks under Section 10.5 hereof, shall survive the repayment of the Loans and the termination of the Commitments (including, with respect to any Bank that does not agree to the extension of the Commitment Termination Date in accordance with Section 2.10 hereof, the repayment of the Loans made by such Bank and the termination of the Commitment of such Bank on the Commitment Termination in effect before giving effect to such extension) and, in the case of any Bank that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto, shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                  Section 11.8 Caption. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 11.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Fund hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 11.11 Waiver of Jury Trial. EACH OF THE FUNDS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 11.12    Treatment     of     Certain     Information;
Confidentiality.

                  (a) The Funds acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Funds (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Funds hereby authorize such Bank to share any information delivered to such Bank by the Funds pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

                  (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, members, employees and representatives) to use reasonable precautions to keep confidential in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Funds pursuant to this Agreement that is identified by the Funds as being confidential at the time the same is delivered to the Banks and the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) if such information is when so supplied, or thereafter shall have become, public (other than through a violation of this Section 11.12, (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or
(viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit 11.12(b) hereto (or executes and delivers to such Bank an acknowledgment to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgment may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided further, that (x) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to the disclosure thereof, notify the Funds of any request for disclosure of any such information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (B) pursuant to legal process and (y) in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Funds. The obligations of each Bank under this
Section 11.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Funds prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit 11.12(b) hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.6(b) hereof.

                  Section 11.13 Limited Recourse. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the sole recourse of the Administrative Agent or any Bank in respect of the obligations of any Borrower with respect to (a) any Loan made to such Borrower (including, without limitation, the obligations of such Borrower to pay the principal of, interest on and other amounts in respect of, such Loan) and (b) the portion of the commitment fee and any amount payable pursuant to Sections 7 and 11.3 hereof allocated to such Borrower shall be limited to the assets of such Borrower and that neither the Administrative Agent nor any Bank shall have any right to look to any other Borrower or the assets thereof for the satisfaction of such obligations.






                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           AMERICAN CENTURY FUNDS

                           On behalf of each Fund listed on Schedule I hereto

                           /s/ Charles C.S. Park
                           By:  Charles C.S. Park
                           Title:  Assistant Secretary to each Fund listed on
                                   Schedule I hereto


                           Address for Notices:

                           4500 Main Street
                           Kansas City, MO 64111


                           Attention:        Maryanne Roepke
                                             Senior Vice President
                                             Fund Accounting

                           Telecopier No. 816-340-4042

                           Telephone No. 816-340-4221








                                Credit Agreement
                                 Signature Page

                            THE CHASE MANHATTAN BANK, as Administrative Agent and as a Bank
                            /s/ Gail Weiss
                            By:  GailWeiss
                            Title:  Vice President

                            Lending Office for all Loans:
                            The Chase Manhattan Bank
                            Loan and Agency Services Group
                            Eighth Floor
                            One Chase Manhattan Plaza
                            New York, New York  10081

                            Address for Notices:
                            The Chase Manhattan Bank
                            270 Park Avenue
                            Thirty-Sixth Floor
                            New York, New York  10017

                            Attention:  Gail Weiss

                            Telecopier No.: 212-270-1789

                            With a Copy to:
                            The Chase Manhattan Bank
                            Loan and Agency Services Group
                            Eighth Floor
                            One Chase Manhattan Plaza
                            New York, New York  10081

                            Attention:  Laura Rebecca

                            Telecopier No.: 212-552-7490







                                Credit Agreement
                                 Signature Page

                            CREDIT LYONNAIS NEW YORK BRANCH
                            /s/ Sebastian Rocco
                            By:  Sebastian Rocco
                            Title:  Senior Vice President

                            Lending Office for all Loans:
                            Credit Lyonnais New York Branch
                            1301 Avenue of the Americas
                            New York, New York  10019

                            Address for Notices:
                            Credit Lyonnais New York Branch
                            1301 Avenue of the Americas
                            New York, New York  10019

                            Attention:  Kathleen Bowers

                            Telecopier No.: 212-261-7367







                                Credit Agreement
                                 Signature Page

                            COMMERZBANK AG, NEW YORK BRANCH
                            /s/ Michael P. McCarthy
                            By:  Michael P. McCarthy
                            Title:  Assistant Vice President


                            /s/ Joseph J. Hayes
                            By:  Joseph J. Hayes
                            Title:  Assistant Vice President

                            Lending Office for all Loans:
                            Commerzbank AG, New York Branch
                            2 World Financial Center
                            New York, New York  10281

                            Address for Notices:
                            Commerzbank AG, New York Branch
                            2 World Financial Center
                            New York, New York  10281

                            Attention:  Joseph Hayes

                            Telecopier No.: 212-266-7524







                                Credit Agreement
                                 Signature Page

                            THE BANK OF NEW YORK
                            /s/ Scott H. Buitekant
                            By:  Scott H. Buitekant
                            Title:  Assistant Vice President

                            Lending Office for all Loans:
                            The Bank of New York
                            One Wall Street
                            New York, New York  10286

                            Address for Notices:
                            The Bank of New York
                            One Wall Street
                            New York, New York  10286

                            Attention:  Scott Buitekant

                            Telecopier No.: 212-635-6348







                                Credit Agreement
                                 Signature Page

                            BANQUE NATIONALE DE PARIS
                            /s/ Marguerite L. Lebon
                            By:  Marguerite L. Lebon
                            Title:  Assistant Vice President


                            /s/ Laurent Vanderzyppe
                            By:  Laurent Vanderzyppe
                            Title:  Vice President

                            Lending Office for all Loans:
                            Banque Nationale de Paris
                            499 Park Avenue, 3rd Floor
                            New York, New York  10022

                            Address for Notices:
                            Banque Nationale de Paris
                            499 Park Avenue, 3rd Floor
                            New York, New York  10022

                            Attention:  Laurent Vanderzyppe

                            Telecopier No.: 212-415-9707







                                Credit Agreement
                                 Signature Page

                            DEN DANSKE BANK AKTIESELSKAB
                            /s/ John A. O'Neill
                            By:  John A. O'Neill
                            Title:  Vice President


                            DEN DANSKE BANK AKTIESELSKAB


                            /s/ Petri Luukkane
                            By:  Petri Luukkane
                            Title:  Vice President

                            Lending Office for all Loans:
                            Den Danske Bank Aktieselskab
                            280 Park Avenue, 4th Floor East
                            New York, New York 10017

                            Address for Notices:
                            Den Danske Bank Aktieselskab
                            280 Park Avenue, 4th Floor East
                            New York, New York 10017

                            Attention:  Sonia Kataria

                            Telecopier No.: 212-984-8473







                                Credit Agreement
                                 Signature Page

                            STATE STREET BANK AND TRUST COMPANY
                            /s/ F. Omar Hazoury
                            By:  F. Omar Hazoury
                            Title:  Vice President

                            Lending Office for all Loans:
                            State Street Bank & Trust Company
                            1776 Heritage Drive
                            North Quincy, Massachusetts  02171

                            Address for Notices:
                            State Street Bank & Trust Company
                            1776 Heritage Drive
                            North Quincy, Massachusetts  02171

                            Attention:  Omar Hazoury

                            Telecopier No.: 617-537-5194








                                Credit Agreement
                                 Signature Page

                             UMB BANK, N.A.
                             /s/ David A. Proffitt
                             By:  David A. Proffitt
                             Title:  Senior Vice President

                             Lending Office for all Loans:
                             UMB Bank, N.A.
                             1010 Grand Boulevard
                             Kansas City, Missouri  64106

                             Address for Notices:
                             UMB Bank, N.A.
                             1010 Grand Boulevard
                             Kansas City, Missouri  64106

                             Attention:  David Proffitt

                             Telecopier No.: 816-860-7935







                                   SCHEDULE I
                            BORROWERS AND ALLOCATIONS


                                                                             PRO RATA
AMERICAN CENTURY FUND                                                       ALLOCATION
-------------------------------------------------------------------------- ------------
Balanced Fund                                                                 0.9632%
Benham Arizona Intermediate-Term Municipal Fund                               0.0378%
Benham Bond Fund                                                              0.1388%
Benham California High-Yield Muni Fund                                        0.2627%
Benham California Insured Tax-Free Fund                                       0.1977%
Benham California Intermediate-Term Tax-Free Fund                             0.4291%
Benham California Limited-Term Tax-Free Fund                                  0.1202%
Benham California Long-Term Tax-Free Fund                                     0.2995%
Benham Florida Intermediate-Term Municipal Fund                               0.0284%
Benham GNMA Fund                                                              1.2400%
Benham High-Yield Fund                                                        0.0323%
Benham High-Yield Municipal Fund                                              0.0237%
Benham Inflation-Adjusted Treasury Fund                                       0.0055%
Benham Intermediate-Term Bond Fund                                            0.0234%
Benham Intermediate-Term Tax-Free Fund                                        0.1309%
Benham Intermediate-Term Treasury Fund                                        0.2475%
Benham International Bond Fund                                                0.1347%
Benham Limited-Term Bond Fund                                                 0.0176%
Benham Limited-Term Tax-Free Fund                                             0.0371%
Benham Long-Term Tax-Free Fund                                                0.1076%
Benham Long-Term Treasury Fund                                                0.0687%
Benham Premium Bond                                                           0.0833%
Benham Short-Term Government Fund                                             0.5178%
Benham Short-Term Treasury Fund                                               0.0287%
Benham Target Maturity Trust: 2000                                            0.1477%
Benham Target Maturity Trust: 2005                                            0.2716%
Benham Target Maturity Trust: 2010                                            0.1290%
Benham Target Maturity Trust: 2015                                            0.0942%
Benham Target Maturity Trust: 2020                                            0.3565%
Benham Target Maturity Trust: 2025                                            0.1550%
Equity Growth Fund                                                            2.4616%
Equity Income Fund                                                            0.3187%
Global Gold Fund                                                              0.3750%
Global Natural Resources Fund                                                 0.0703%
Income & Growth Fund                                                          5.0904%
Strategic Allocation:  Aggressive Fund                                        0.2413%
Strategic Allocation:  Conservative Fund                                      0.1675%
Strategic Allocation:  Moderate Fund                                          0.2516%
Twentieth Century Emerging Markets Fund                                       0.0517%
Twentieth Century Giftrust Fund                                               1.6423%
Twentieth Century Growth Fund                                                 9.8795%
Twentieth Century Heritage Fund                                               2.0980%
Twentieth Century International Discovery Fund                                2.3033%
Twentieth Century International Growth Fund                                   6.5131%
Twentieth Century New Opportunities Fund                                      0.4234%
Twentieth Century Real Estate Fund                                            0.2395%
Twentieth Century Select Fund                                                 9.2098%
Twentieth Century Ultra Fund                                                  3.4593%
Twentieth Century Vista Fund                                                  2.1739%
Utilities Fund                                                                0.3487%
Value Fund                                                                    4.0810%
VP Advantage Fund                                                             0.2917%
VP Balanced Fund                                                              0.1896%
VP Capital Appreciation Fund                                                  0.5833%
VP Income & Growth Fund                                                       0.2431%
VP International Fund                                                         0.4278%
VP Value Fund                                                                 0.5347%
                                        TOTAL FOR AMERICAN CENTURY FUNDS:   100.0000%
-------------------------------------------------------------------------- ------------








                                   SCHEDULE II
                                   COMMITMENTS

                                                             Amount of
Name and Address of Bank            Title                   Commitment

THE CHASE MANHATTAN BANK            Administrative          $100,000,000
270 Park Avenue, 36th Floor         Agent
New York, New York  10017
Attention:      Gail Weiss
Telephone:      (212) 270-5049
Facsimile:      (212) 270-1789

CREDIT LYONNAIS NEW YORK BRANCH     Syndication             $100,000,000
1301 Avenue of the Americas         Agent
New York, New York  10019
Attention:      Kathleen Bowers
Telephone:      (212) 261-7367
Facsimile:      (212) 261-3401

COMMERZBANK AG, NEW YORK BRANCH     Documentation           $100,000,000
2 World Financial Center            Agent
New York, New York  10281
Attention:      Joseph Hayes
Telephone:      (212) 266-7518
Facsimile:      (212) 266-7524

THE BANK OF NEW YORK                Participant             $100,000,000
One Wall Street
New York, New York  10286
Attention:      Scott Buitekant
Telephone:      (212) 635-6958
Facsimile:      (212) 635-6348

BANQUE NATIONALE DE PARIS           Participant              $50,000,000
499 Park Avenue, 3rd Floor
New York, New York  10022
Attention:      Laurent Vanderzyppe
Telephone:      (212) 415-9406
Facsimile:      (212) 415-9707

DEN DANSKE BANK AKTIESELSKAB        Participant              $50,000,000
280 Park Avenue, 4th Floor East
New York, New York  10017
Attention:      Sonia Kataria
Telephone:      (212) 984-8473
Facsimile:      (212) 370-1682

STATE STREET BANK & TRUST COMPANY   Participant              $50,000,000
1776 Heritage Drive
North Quincy, Massachusetts  02171
Attention:      Omar Hazoury
Telephone:      (617) 985-0629
Facsimile:      (617) 537-5194

UMB BANK, N.A.                      Participant              $20,000,000
1010 Grand Boulevard
Kansas City, Missouri  64106
Attention:      David Proffitt
Telephone:      (816) 860-7935
Facsimile:      (816) 860-7143
                                                             -----------
                                                   TOTAL:   $570,000,000







                                  SCHEDULE III
                               CUSTODY AGREEMENTS







                                   SCHEDULE IV
                             DISTRIBUTION AGREEMENTS







                                   SCHEDULE V
                        INVESTMENT MANAGEMENT AGREEMENTS







                                   SCHEDULE VI
                         SHAREHOLDER SERVICES AGREEMENTS







                                  SCHEDULE VII
                          SPECIFIED EXISTING AFFILIATES






                                 EXHIBIT 2.7(A)
                                  FORM OF NOTE


                                 PROMISSORY NOTE


$_________________                                               ______ __, 199_
                                                             New, York, New York

                  FOR VALUE RECEIVED,  [Name of Fund], a ___________ corporation
(the "Fund"), on behalf of [Borrower], hereby promises to pay to _________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Fund for the benefit of [Borrower] under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until but excluding the date such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. The sole recourse of the Bank in respect of the obligations of the Fund on behalf of [Borrower] evidenced by this Note shall be limited to the assets held in such Fund and nothing contained herein or in the Credit Agreement shall create any right of the Bank to look to the assets held in any other Fund for the satisfaction of such obligations.

                  The date, amount, and interest rate of each Loan made by the Bank to the Fund for the benefit of [Borrower], and each payment made on account of the principal thereof, shall be recorded by the bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached. hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation (or any error in making any such recordation) or endorsement shall not affect the obligations of the Fund to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank to the Fund for the benefit of [Borrower].

                  This Note is one of the [Borrower] Notes referred to in the Credit Agreement dated as of December 18, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between each Fund signatory thereto, the lenders party thereto (including the Bank) and The Chase Manhattan Bank, as Administrative Agent, and evidences Loans made thereunder by the Bank to the Fund for the benefit of [Borrower]. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                  Except as permitted by Section 11.6 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                     [Fund]


                                    By _______________________
                                      Name:
                                     Title:






                                SCHEDULE OF LOANS

         This  Note  evidences  Loans  made  under the  within-described  Credit
Agreement to the fund for the benefit of [Borrower], on the dates, in the principal amounts and bearing interest at the rates set forth below, subject to the payments and prepayments of principal set forth below.

Date    Principal                Maturity     Amount       Unpaid
 of     Amount Interest          Date of      Paid or     Principal    Notation
Loan    of Loan           Rate     Loan       Prepaid      Amount       Made by
----    -------           ----     ----       -------      ------       -------







                                 EXHIBIT 2.11(A)
                      FORM OF DESIGNATION OF NEW BORROWERS

                                                                          [Date]

The Chase Manhattan Bank, as Administrative Agent

[List of Lenders]

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of December 18, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") between and among each of (i) the Funds that is a signatory thereto, on behalf of itself and each series of portfolio of the Fund named therein (each, a "Borrower" and collectively, the "Borrowers"), (ii) the several Banks from time to time party thereto, and (iii) The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         [NAME OF FUND] (the "Fund") on behalf of itself and [NAME OF BORROWER] (the "Series") hereby requests pursuant to Section 2.11 of the Credit Agreement that the Series be admitted as an additional Borrower under the Credit
Agreement. Furthermore, the Fund requests that Schedule I of the Credit Agreement be replace with the form of Schedule I attached hereto.

         The Fund, on behalf of itself and the Series, hereby represents and warrants to the Administrative Agent and each Bank that as of the date hereof and after giving effect to the admission of the Series as an additional Borrower under the Credit Agreement: (i) the representations and warranties set forth in
Section 7 of the Credit Agreement are true and correct with respect to the Series; (ii) the Series is in compliance in all material respects with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed as of the date hereof and after giving effect to the admission; and (iii) no Default or Event of Default with respect to the Series, nor any event which with the giving of notice or the expiration of any applicable grace period or both would constitute such a Default or Event of Default with respect to the Series has occurred and is continuing.

         The Series agrees to be bound by the terms and conditions of the Credit Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

         Please indicate your assent to the admission of each Series as an additional Borrower under the Credit Agreement and the replacement of Schedule I to the Credit Agreement by signing below where indicated.

                                      [FUND, for itself and on behalf of each
                                      Borrower related to a series issued by it]

                                      By: _______________________________
                                            Name:
                                            Title:

AGREED AND ACCEPTED:

THE CHASE MANHATTAN BANK
as Administrative Agent and as a Bank

By: ___________________________
      Name:
      Title:

CREDIT LYONNAIS NEW YORK BRANCH
as Syndication Agent and as a Bank

By: ____________________________
      Name:
      Title:

COMMERZBANK AG, NEW YORK BRANCH
as Documentation Agent and as a Bank

By: ____________________________
      Name:
      Title:

THE BANK OF NEW YORK
as a Bank

By: _____________________________
      Name:
      Title:

BANQUE NATIONALE DE PARIS

By: _____________________________
      Name:
      Title:

By: _____________________________
      Name:
      Title:

DEN DANSKE BANK AKTIESELSKAB
as a Bank

By: ______________________________
      Name:
      Title:

STATE STREET BANK AND TRUST COMPANY
as a Bank

By: ______________________________
      Name:
      Title:

UMB BANK, N.A.
as a Bank

By: ______________________________
      Name:
      Title:








                                 EXHIBIT 6.1(B)
                                 FORM OF OPINION

                                [To be supplied]







                                 EXHIBIT 11.6(B)
                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement, dated as of December 18, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between each Fund signatory thereto, the Banks named therein, and The Chase Manhattan Bank, as administrative agent for such Banks. Terms defined in the Credit Agreement are used herein as defined therein.

                  _______________   (the  "Assignor")  and  _____________   (the
"Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule I hereto (the "Effective Date"), an interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the Commitment and the Loans, in a principal amount and percentage for each Assigned Interest as set forth on Schedule 1.

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Note or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Fund, any Borrower or any other obligation or the performance or observance by any Fund (whether on its own behalf or on behalf of any Borrower) of any of its obligations under the Credit Agreement or any Note or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s), if any, held by it evidencing the Assigned Interests and requests that the Administrative Agent exchange such Note(s), if any, for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Commitment) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 8.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto or thereto; and (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent pursuant to Section 11.6 of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance by the Administrative Agent).

                  5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

                  6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Notes and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 11.7 of the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.








                                  Schedule I to
                            Assignment and Acceptance
                        relating to the Credit Agreement,
                         dated as of December 18, 1998,
                      between each Fund signatory thereto,
                           the Banks named therein and
         The Chase Manhattan Bank, as administrative agent for the Banks
                 (in such capacity, the "Administrative Agent")


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

       Principal                         Percentage
       Amount Assigned                   Assigned






[ASSIGNEE]                                          [ASSIGNOR]


By:_______________________                          By:_______________________
     Title:                                              Title:


                                                    Consented to and Accepted:

                                                    THE CHASE MANHATTAN BANK, as
                                                    Administrative Agent

                                                    By:_______________________
                                                         Title:

                                                    [Funds]

                                                    By:_______________________
                                                         Title:





                                EXHIBIT 11.12(B)
                        FORM OF CONFIDENTIALITY AGREEMENT

                            CONFIDENTIALITY AGREEMENT


                                                                          [Date]

   [Insert Name and
   Address of Prospective
   Participant or Assignee]



                  Re: Credit Agreement dated as of December 18, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between each Fund signatory thereto, the Banks party thereto, and The Chase Manhattan Bank, as Administrative Agent.

Dear Ladies and Gentlemen:

                  As a Bank party to the Credit Agreement, we have agreed with the Funds pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Funds as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                  As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, members, employees and representatives and for the benefit of us and the Funds) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential,, provided that nothing herein shall limit the disclosure of any such information (i) if such information is or hereafter shall have become public (other than through a violation of Section
11.12 of the Credit Agreement), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities Inc.), (vi) in connection with any litigation to which you or any one or more of the Banks or the Administrative Agent are a party, or in connection with the enforcement of rights or remedies under the Credit Agreement, (vii) to a subsidiary or affiliate of any Bank as provided in
Section 11.12(a) of the Credit Agreement or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that (x) unless specifically prohibited by applicable law or court order, you agree, prior to the disclosure thereof, to notify the Company of any request for disclosure of any such information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 11.6(b) thereof.

                  Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                                     Very truly yours,


                                                     [INSERT NAME OF BANK]


                                                     By ______________________


The foregoing is agreed to
as of the date of this letter.


[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By ________________________